UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 24, 2008

THE LUBRIZOL CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-5263	34-0367600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29400 Lakeland Boulevard, Wickliffe, Ohio	44092-2298
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 943-4200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K includes a “Description of Capital Stock” of The Lubrizol Corporation (the “Corporation”) that will be available for incorporation by reference into filings by the Corporation under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

Item 8.01.	Other Events

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 120,000,000 common shares, without par value (“Common Shares”), 2,000,000 shares of serial preferred stock, without par value, designated Serial Preferred Stock (“Serial Preferred Stock”) and 25,000,000 shares of serial preferred stock, without par value, designated Serial Preference Shares (“Serial Preference Shares”). The following description is a summary and is qualified in its entirety by the provisions of our Amended Articles of Incorporation and Regulations, as amended, which are filed as exhibits hereto, and by provisions of Ohio law.

COMMON SHARES

Voting Rights

Holders of our Common Shares are entitled to one vote per share on all matters upon which our shareholders are entitled to vote, including the election of directors, but are not entitled to vote cumulatively. Except as otherwise provided in our Amended Articles of Incorporation or as required by law, the holders of Common Shares, Serial Preferred Stock and Serial Preference Shares vote together as one class on all matters.

Except as outlined below or otherwise expressly required by Ohio law, the vote of the holders of a majority of the outstanding shares of the Corporation are authorized to approve matters submitted to a vote of the shareholders. The affirmative vote of (i) the holders of shares entitling them to exercise sixty-six and two-thirds of the voting stock of the Corporation, and (ii) the holders of sixty-six and two-thirds of the shares of the Corporation present in person or by proxy at an annual meeting or special meeting called for the purpose of such vote, is required for:

—

the amendment, alteration or repeal of, or adoption of any provisions inconsistent with, provisions in the Amended Articles of Incorporation with respect to a “Related Party Transaction” or a “Control Share Acquisition” (each as defined in the Amended Articles of Incorporation);

—

the amendment, alteration or repeal of, or adoption of any provisions inconsistent with, provisions in the Regulations, as amended, relating to the number, classification, election, term of office and removal of directors; unless such amendment, alteration, repeal or adoption is recommended by at least two-thirds of the Board of Directors of the Corporation, in which case the affirmative vote of the holders of at least a majority of the shares present in person or by proxy is required; and

—	the removal of directors.

Dividend Rights

Subject to the rights of any series of Serial Preferred Stock and Serial Preference Shares, the holders of Common Shares are entitled to receive dividends on such Common Shares when, as and if declared by our Board of Directors out of legally available funds.

Except as otherwise provided in the Amended Articles of Incorporation with respect to Series A of Serial Preferred Stock, so long as any Serial Preferred Stock is outstanding, no dividends, except a dividend payable in Common Shares or other shares ranking junior to the Serial Preferred Stock, if any, may be paid or declared or any distribution be made, nor may any Common Shares or any other shares ranking junior to Serial Preferred Stock be purchased, retired or otherwise acquired by us (except out of the proceeds of the sale of our Common Shares or other shares ranking junior to the Serial Preferred Stock received by us subsequent to January 1, 1969) unless (i) all accrued and unpaid dividends on the Serial Preferred Stock, including the full dividends for the current quarterly dividend period, shall have been declared and paid or a sum sufficient for payment thereof set apart, and (ii) there shall be no arrearages with respect to the redemption of Serial Preferred Stock of any series from any sinking fund provided for shares of such series in accordance with the provisions of our Amended Articles of Incorporation. Payment of dividends on our Common Shares may be restricted by loan agreements, indentures, and other transactions entered into by us from time to time.

So long as any Serial Preference Shares are outstanding, no dividends, except a dividend payable in Common Shares, may be paid or declared on any Common Shares or any other shares ranking junior to the Serial Preference Shares, nor may any Common Shares or any other shares ranking junior to Serial Preference Shares be purchased, retired or otherwise acquired by us unless (i) all accrued and unpaid dividends on all series of Serial Preference Shares, including the full dividends for the current period, shall have been declared and paid or provision for such payment shall have been made, and (ii) there shall be no arrearages with respect to the redemption or sinking fund obligations, if any, of the Corporation for any series of Serial Preference Shares.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of our business, each holder of Common Shares is entitled to share ratably with the other holders of Common Shares in all assets remaining after payments to all creditors and payments required to be made in respect of any outstanding Serial Preferred Stock and Serial Preference Shares (including amounts fixed as liquidating payments plus accrued and unpaid dividends thereon, if any).

Right to Acquire Shares

We may from time to time, pursuant to authorization by our Board of Directors and without action by our shareholders, purchase or otherwise acquire any of our shares of any class or classes in such manner, upon such terms and in such amounts as our Board of Directors shall determine. Our right to acquire our shares is subject, however, to such limitation or restriction, if any, as is contained in the express terms of any class of our shares outstanding at the time of the purchase or acquisition in question.

Absence of Other Rights

Common Shares do not have any preemptive rights to purchase any of our securities or any securities that are convertible into or exchangeable for any of our securities. The Common Shares are not subject to any provisions relating to redemption and have no conversion rights and are not subject to further calls or assessments by us.

Transfer Agent; Listing

American Stock Transfer & Trust Company is the transfer agent and registrar for the Common Shares. The Common Shares are listed on the New York Stock Exchange under the symbol “LZ.”

SERIAL PREFERRED STOCK AND SERIAL PREFERENCE SHARES

Our Amended Articles of Incorporation authorize our Board of Directors to designate and issue, from time to time, Serial Preferred Stock and Serial Preference Shares, each in one or more series. Our Board of Directors is authorized, to the extent permitted by applicable law, to fix and determine the relative rights and preferences of the shares of any series so established with respect to, among other things, the dividend or distribution rates, the dates of payments of dividends and the dates from which they are cumulative, liquidation rights, redemption rights and price, the terms and amount of any sinking fund requirements, conversion or exchange rights and certain other terms of the Serial Preferred Stock and the Serial Preference Shares. Because the rights and preferences set by our Board of Directors for a series of Serial Preferred Stock and Serial Preference Shares could be superior to the rights and preferences of the Common Shares, the issuance of such series could affect adversely the rights of the holders of Common Shares.

CERTAIN PROVISIONS CONCERNING TAKEOVERS

Our Amended Articles of Incorporation include provisions that require prior shareholder approval for any acquisition of shares in which a person or group obtains voting power of our Corporation in one of the following ranges: one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority. Any such acquisition must be approved at a special meeting of shareholders, at which a quorum is present, by the affirmative vote of both (1) the holders of a majority of the outstanding voting shares and (2) the holders of a majority of the outstanding voting shares after excluding interested shares. For this purpose, “interested shares” includes shares held by the directors who are employees and certain officers of our Corporation and shares held by the person or group acquiring the shares. Our Corporation has “opted out” of a similar provision that is set forth in the Ohio General Corporation Law.

Ohio has enacted Ohio Revised Code Chapter 1704, the so-called “merger moratorium” statute. The statute specifies that, unless a corporation’s articles of incorporation or regulations otherwise provide, an “issuing public corporation” may not engage in a “Chapter 1704 transaction” for a period of three years from the date on which a person acquires more than 10% of the voting power in the election of directors of the “issuing public corporation,” unless the “Chapter 1704 transaction” is approved by the corporation’s board of directors prior to such acquisition. A person who acquires such voting power is an “interested shareholder,” and “Chapter 1704 transactions” include mergers, consolidations, combinations, majority share acquisitions or sales of substantial assets between an “issuing public corporation” and an interested shareholder or an affiliate or associate of an interested shareholder if such transactions involve 5% or more of the assets or shares of the “issuing public corporation” or 10% or more of its earning power. After the three-year period, a Chapter 1704 transaction is prohibited unless certain fair price provisions are complied with or the shareholders of the corporation approve the transaction by the affirmative vote of two-thirds of the voting power of the corporation, including at least a majority of the disinterested shareholders. Neither our Amended Articles of Incorporation nor our Regulations, as amended, contain a provision excluding us from the application of Chapter 1704.

Our Amended Articles of Incorporation contain provisions that require certain related-party transactions to be approved by the affirmative vote of the holders of both a majority of the outstanding voting shares and a majority of such shares after excluding the shares owned by the related party involved in the transaction, unless certain fair price provisions are complied with. For this purpose, a “related party” means any person that beneficially owns 10% or more, but less than 90%, of our outstanding voting shares and any of such person’s affiliates or associates. A “related-party transaction” includes any merger or consolidation, any sale, purchase, lease, exchange or transfer of substantial assets, the issuance or transfer of any securities, any reclassification of securities or recapitalization or the adoption of any plan or proposal for liquidation or dissolution, in each case with, to or for the benefit of a related party.

Some or all of these provisions of our Amended Articles of Incorporation, Regulations, as amended, and Ohio law may have the effect of delaying, hindering or preventing a change in control of our Corporation that is not supported by our Board of Directors, including a change in control that might result in the receipt by shareholders of a purchase price in excess of then current market prices.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are furnished herewith:

	3.1	Amended Articles of Incorporation of the Corporation, as adopted September 23, 1991 (incorporated by reference to Exhibit 3.1 to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004).

	3.2	Amendment to Article Fourth of Amended Articles of Incorporation (incorporated by reference to Exhibit 4.1 to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004).

	3.3	Regulations of the Corporation, as amended effective April 27, 1992 (incorporated by reference to Exhibit 3.2 to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LUBRIZOL CORPORATION

Date: September 24, 2008
By: /s/ Leslie M. Reynolds
Name: Leslie M. Reynolds
Title: Corporate Secretary and Counsel

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